UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On December 18, 2012, MEI Pharma, Inc. (the “Company”) completed the sale (the “Closing”) of 9,166,665 shares (the “Shares”) of its common stock, par value $0.00000002 per share (the “Common Stock”), and warrants (the “Warrants”, and together with the Shares, the “Securities”) to purchase an additional 6,416,665 shares of Common Stock for an aggregate offering price of $27.5 million, pursuant to the terms of the previously announced Securities Purchase Agreement, dated November 4, 2012 (the “Purchase Agreement”), between the Company and the investors identified in Exhibit A thereto (the “Purchasers”). The Warrants may be exercised at any time prior to their expiration on December 17, 2017 at an exercise price of $3.12 per share of Common Stock. The Securities were issued in a private offering in reliance on Section 4(2) of the Securities Act of 1933, as amended. Stifel, Nicolaus & Company, Inc., as placement agent, received a placement fee of 6% of the gross proceeds from the sale of the Securities, or $1.65 million. Trout Group received a fee of 25 basis points, or $68,750, for certain advisory services in connection with the offering.

Item 3.03.	Material Modifications to Rights of Securities Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Amendment to Restated Certificate of Incorporation; Reverse Stock Split

On December 18, 2012, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment of the Company’s Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect a 1-for-6 reverse stock split of its Common Stock (the “Reverse Stock Split”), which decreased the number of shares of Common Stock issued and outstanding from approximately 27.2 million shares to approximately 13.7 million shares, after giving effect to the Closing as described in Item 3.02 of this Current Report on Form 8-K. The number of authorized shares of Common Stock will not be affected by the Reverse Stock Split. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

As previously disclosed, the Company’s board of directors and former majority shareholder approved a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-2 and not more than 1-for-10, with the exact ratio to be determined by the board of directors in its discretion.

The Reverse Stock Split became effective as of 9:00 a.m. EST on December 18, 2012, at which time every six (6) shares of issued and outstanding Common Stock automatically converted into one (1) issued and outstanding share of Common Stock, without any change in the par value per share. In addition, a proportionate adjustment was made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants to purchase shares of Common Stock, and the number of shares reserved for issuance pursuant to the Company’s equity incentive compensation plan was reduced proportionately.

No fractional shares of Common Stock were issued as a result of the Reverse Stock Split. Holders of Common Stock who, as a result of the Reverse Stock Split, would otherwise have received a fractional share of Common Stock, are entitled to receive a cash amount equal to the proceeds attributable to the sale of such fractional shares of Common Stock following the aggregation and sale by the Company’s transfer agent, Computershare Trust Company, N.A., of all fractional shares of Common Stock otherwise issuable. Computershare Trust Company, N.A. will also provide instructions to stockholders of record regarding the process for exchanging existing stock certificates for certificates giving effect to the Reverse Stock Split.

The new CUSIP number for the Common Stock following the Reverse Stock Split is 55279B 202.

Amended and Restated Bylaws; Governance Agreements

Pursuant to the terms of the Purchase Agreement, concurrently with the Closing, the Company entered into a separate Governance Agreement with each of two of the Purchasers, Vivo Ventures Fund VII, L.P. (“Vivo”) and New Leaf Ventures II, L.P. (“New Leaf”), the terms of which were previously described in the Company’s Form 8-K filed with the Securities and Exchange Commission on November 5, 2012. In accordance with the Governance Agreements and resolutions adopted by the Board of Directors, effective upon the Closing, the Company’s bylaws were amended and restated to increase the size of the Company’s Board of Directors from six members to seven members. The Governance Agreements provide that, for so long as Vivo or New Leaf, as applicable, beneficially owns at least 10% of the shares of Common Stock outstanding, such Purchaser will be entitled to propose a candidate for election to the Board of Directors for consideration by the Nominating Committee in connection with each annual meeting of the Company’s stockholders following the effectiveness of an Amended and Restated Certificate of Incorporation eliminating the Company’s classified Board of Directors and at such other times as such Purchaser may propose. The Company will use its best efforts to cause the Nominating Committee to nominate such candidates for election to the Board of Directors. Subject to compliance with applicable laws, rules and regulations, the Company will also agree to use its best efforts to cause the Board of Directors to elect one of the directors proposed by either Vivo or New Leaf to be Chairman of the Board and to cause the Board to appoint at least one of such directors to serve on each standing and special committee of the Board of Directors.

The Company’s bylaws were further amended to provide that the Company’s obligations to indemnify any director serving at the request of a stockholder of the Company are primary and any obligation of such stockholder or any of its affiliates (a “Stockholder Indemnitor”) to provide indemnification for the same expenses or liabilities incurred by such directors are secondary. No advancement or payment by a Stockholder Indemnitor on behalf of such directors with respect to any claim for which any such director has sought indemnification from the Company will affect the Company’s primary indemnification obligations and a Stockholder Indemnitor will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such directors against the Company.

In the event of payment for indemnification to a person pursuant to the bylaws, as amended and restated, the Company will be subrogated to the extent of such payment to any right of recovery such person may have by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, except that the foregoing will not apply with respect to any payment for indemnification received from a Stockholder Indemnitor.

Except as described above, the amended and restated bylaws provide that the Company’s obligation, if any, to indemnify or to advance expenses to any officer, director, employee or other agent pursuant to the bylaws will be reduced by any amount such officer, director, employee or other agent has actually received as indemnification or advancement of expenses under any indemnification obligation of any other entity, insurance policy, agreement or otherwise.

Item 8.01	Other Events.

The Company issued a press release announcing the completion of the sale of the Securities and the effectiveness of the Reverse Stock Split on December 19, 2012. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Company’s Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws of the Company.

99.1	Press release, dated December 19, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: December 19, 2012

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to the Company’s Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws of the Company.

99.1	Press release, dated December 19, 2012.